UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2018
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Avangrid, Inc.
(Exact name of registrant as specified in its charter)
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New York (State or other jurisdiction of incorporation)	001-37660 (Commission File No.)	14-1798693 (IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut (Address of principal executive offices)	06477 (Zip Code)

(207) 629-1200
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2018, the Board of Directors (the “Board”) of Avangrid, Inc. (the “Corporation”) approved, upon recommendation by the Compensation, Nominating and Corporate Governance Committee of the Board, payment of a special, one-time recognition award of $375,000 to Richard J. Nicholas, the former Senior Vice President - Chief Financial Officer of the Corporation in connection with Mr. Nicholas’ retirement from the Corporation, effective July 7, 2018. The special, one-time award was approved, among other things, to recognize Mr. Nicholas’ significant contributions to the Corporation as its initial chief financial officer and to the successful implementation of the Corporation’s Forward 2020 plan including certain strategic divestments and investments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:    /s/ R. Scott Mahoney
Name:    R. Scott Mahoney
Title:    Senior Vice President - General Counsel and Secretary

Dated: October 19, 2018

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